UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2022

Gamida Cell Ltd.

(Exact name of registrant as specified in its Charter)

Israel	001-38716	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue, 7th Floor Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

(617) 892-9080

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, NIS 0.01 par value	GMDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Loan Agreement and First Lien Secured Note

On December 12, 2022, Gamida Cell Ltd. (the “Company”), as guarantor, and, its wholly owned subsidiary, Gamida Cell Inc., as borrower (the “Borrower”), entered into a Loan and Security Agreement (the “Loan Agreement”) with certain funds managed by Highbridge Capital Management, LLC (collectively, “Highbridge”), as the lenders (together with the other lenders from time to time party thereto, the “Lenders”), and Wilmington Savings Fund Society, FSB, as collateral agent and administrative agent. Pursuant to the Loan Agreement, the Borrower borrowed an aggregated principal amount of $25.0 million through the issuance and sale of a First Lien Secured Note (the “Note”). The Company expects to use the proceeds of the Note for: (i) commercial readiness activities to support potential launch of omidubicel, if approved; (ii) the continued clinical development of the Company’s NK product candidates, including GDA-201; and (iii) general corporate purposes, including general and administrative expenses and working capital. The Note was issued with an original issue discount of 3.00%.

The Note is exchangeable, at the option of the Lenders, into the Company’s ordinary shares (the “Ordinary Shares”) at an exchange rate of 0.52356 Ordinary Shares per $1.00 principal amount, together with a make-whole premium equal to all accrued and unpaid and remaining coupons due through the Maturity Date (the “Make Whole Amount”). The exchange rate is subject to adjustment in the event of Ordinary Share dividends, reclassifications and certain other fundamental transactions affecting the Ordinary Shares.

The Company has fully and unconditionally guaranteed the obligations of the Borrower under the Loan Agreement and the Note. The obligations under the Loan Agreement and the Note are secured by substantially all assets of the Company and its subsidiaries.

The Loan Agreement and the Notes will mature on December 12, 2024 (the “Maturity Date”), unless earlier repurchased, redeemed or exchanged in accordance with the terms, and bear interest at the annual rate of 7.50%, payable on a quarterly basis, with the interest rate increasing to 12.00% at any time upon any event of default under the Loan Agreement or certain failures to register the resale of the Ordinary Shares issuable pursuant to the Note.

Commencing four months after the closing date for the Loan Agreement, the Company shall make monthly installment payments in an amount equal to (a) a ratable amount of the outstanding principal amount of the Loan Agreement divided by the remaining months to Maturity Date plus (b) accrued and unpaid interest on such amount. Such installment payments will also include a 5% prepayment premium on the principal being repaid (the “Repayment Premium”).

Subject to certain conditions, the Note will be immediately callable by the Company at any time at a redemption price equal to (a) 100% of the principal amount of the Loan Agreement to be redeemed, plus (b) the Make Whole Amount, and plus (c) the Repayment Premium.

To the extent that certain conditions are satisfied under the Note (including the effectiveness of a resale registration statement), principal amortization payments, interest, the Make-Whole Amount and the Repayment Premium payable in respect of principal amortization payments may be paid in Ordinary Shares which will be valued at 95% of the volume weighted average price over the ten preceding trading days (the “VWAP Price”).

Upon satisfying certain conditions, the Borrower may elect to exchange the outstanding principal amount of the Notes into Ordinary Shares at the exchange ratio, together with the Make-Whole Amount applicable to the principal being exchanged. This exchange option shall not exceed $5,000,000 at any one time, and the aggregate principal amount of Notes exchanged shall not exceed $10,000,000 within any one-month period, and there must be at least 15 trading days between each exchange option. If the Borrower or the Lenders elect to exchange any of the Notes, the amount exchanged will be equal to the principal and unpaid accrued interest plus the Prepayment Premium and the Make Whole Amount.

The Loan Agreement contains customary representations and warranties and covenants, including a $20.0 million minimum liquidity covenant and certain negative covenants restricting dispositions, changes in business and business locations, mergers and acquisitions, indebtedness, issuances of preferred stock, liens, collateral accounts, restricted payments, transactions with affiliates, compliance with laws, and issuances of capital stock. Most of these restrictions are subject to certain minimum thresholds and exceptions. Certain of the negative covenants will terminate when less than $5.0 million of principal amount is outstanding under the Loan Agreement.

The Loan Agreement also contains customary events of default, after which the obligations under the Loan Agreement and the Note may be due and payable immediately, including, without limitation, payment defaults, material inaccuracy of representations and warranties, covenant defaults, material adverse changes, bankruptcy and insolvency proceedings, cross-defaults to certain other agreements, judgments against us, change of control, termination of any guaranty, governmental approvals, and lien priority.

Registration Rights Agreement

In connection with the Note, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company has agreed to register the resale of the Ordinary Shares issuable in accordance with the terms of the Note.

The Company will use commercially reasonable efforts to keep such registration statement continuously effective until all of the registrable securities covered by such registration statement have been sold by the Holders (as defined in the Registration Rights Agreement). Subject to certain conditions, the Company will be obligated to pay certain damages to each Holder if the Company fails to file the registration statement when required, fails to cause the registration statement to be declared effective by the SEC when required, or if the Company fails to maintain the effectiveness of the registration statement. In addition, the Company will be obligated to pay additional interest on the Notes and the Ordinary Shares issued upon exchange of the Notes if the resale registration statement is not timely filed or made effective or if the resale registration statement is unavailable for periods in excess of those permitted. Such additional interest will accrue until the date prior to the day the default is cured at a rate per year equal to an annual rate of 4.50% of the aggregate principal amount of such Notes outstanding (or the principal amount of such Notes exchanged into Ordinary Shares).

The foregoing descriptions in this Current Report on Form 8-K of the material terms of the Loan Agreement, the Note and the Registration Rights Agreement do not purport to be complete descriptions of the rights and obligations of the parties thereunder and are qualified in their entirety by the Loan Agreement, Note, and Registration Rights Agreement, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information in Item 1.01 above is incorporated by reference into this Item 3.02.

The offering of the Notes has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Borrower offered and sold the Note to Highbridge in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. To the extent that any Ordinary Shares of the Company are issued upon exchange of the Note, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) of the Securities Act.

Neither the Notes nor any Ordinary Shares issuable upon exchange or in respect thereof have been registered under the Securities Act or may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01. Other Events.

On December 12, 2022, the Company issued a press release announcing the closing of the Loan Agreement, a copy of which is furnished as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.

10.1	Loan and Security Agreement, dated December 12, 2022 by and among Gamida Cell Ltd., Gamida Cell Inc., Wilmington Savings Fund Society, FSB, as collateral agent and administrative Agent, Highbridge Tactical Credit Master Fund, L.P. and the other lenders listed on Schedule 1.1 thereto
10.2	Form of 7.5% First Lien Secured Note due 2024
10.3	Registration Rights Agreement, dated December 12, 2022 by and among Gamida Cell Ltd., Gamida Cell Inc., and the entities listed on the signature pages thereto
99.1	Press Release, dated December 12, 2022: Gamida Cell Announces Closing of $25 Million Financing with Highbridge.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMIDA CELL LTD.

December 12, 2022	By:	/s/ Josh Patterson
Josh Patterson
General Counsel

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